UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

MEDICALE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-250025	98-1556944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9314 Forest Hill Blvd #929

Wellington, FL 33411

(Address of Principal Executive Offices)

(407) 245-7339

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

Medicale Corp (the “Company”) reports that it has entered the artificial intelligence space with the purchase and launch of the websites www.GptAIOnlineApps.com and www.GptAiApps.biz.

GptAIOnlineApps is a platform that allows subscribers to deploy chatbots to help manage customer engagement, lead qualification and appointment bookings. Subscribers are also able to use GptAiOnlineApps’ API backbone to integrate the chatbots on a wide range of sites such as Shopify, Squarespace and Wordpress. GptAiApps is an AI assisted content generator which helps to create unique ideas for content across different platforms such as TikTok, YouTube and Instagram based on keywords and prompts.

The Company intends to develop more artificial intelligence powered platforms under the “GptAI” branding that will help consumers optimize their online experience.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicale Corp.

Date: October 30, 2023	By:	/s/ J. Chen Zu De
	Name:	Chen Zu De
	Title:	Chief Executive Officer Chief Financial Officer

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